Exhibit “23.2” (Consent of Mayer Hoffman McCann, PC)

Mayer Hoffman McCann P.C.
An Independent CPA Firm
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211
913-234-1900 ph
913-234-1100 fx
www.mhm-pc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report, dated August 10, 2010, on the balance sheet of Bigelow Income Properties, LLC as of June 30, 2010 (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-11.

/s/ Mayer Hoffman McCann P.C.

Leawood, Kansas
August 24, 2010